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                                                                 Exhibit 99(j)

                             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 12, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of the Rydex S&P Equal Weight ETF. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
February 23, 2004